Exhibit 99.1
Prestige Consumer Healthcare Inc. Announces Offering of $400 Million Senior Notes
July 6, 2026
TARRYTOWN, N.Y., July 6, 2026 (GLOBE NEWSWIRE) -- Prestige Consumer Healthcare Inc. (NYSE: PBH) (the “Company”) announced today that its wholly-owned subsidiary, Prestige Brands, Inc. (“Prestige Brands”), intends to offer, subject to market and other conditions, up to $400 million in aggregate principal amount of new senior notes due 2034 (the “notes”) in a private offering. The notes will be senior unsecured obligations of Prestige Brands and will be guaranteed by the Company and certain of its domestic subsidiaries.
The Company intends to use the net proceeds from the proposed offering, together with cash on hand, to redeem all $400 million of Prestige Brands’ outstanding 5.125% Senior Notes due 2028 (the “2028 notes”), and to pay related fees and expenses.
Prestige Brands expects to give notice of its intention to redeem the 2028 notes pursuant to the indenture governing the 2028 notes, at a redemption price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. The redemption of the 2028 notes is conditioned on the completion of an offering of new unsecured senior notes in an aggregate principal amount of at least $400 million (the “Financing Condition”). Prestige Brands may waive the Financing Condition in its sole discretion.
The notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes and related guarantees. Any offers of the notes and related guarantees will be made only by means of a private offering memorandum. The notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.
About Prestige Consumer Healthcare Inc.
Prestige Consumer Healthcare markets, sells, manufactures and distributes consumer healthcare products to retail outlets throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s diverse portfolio of brands include Breathe Right® nasal strips, Monistat® and Summer’s Eve ® women’s health products, BC ® and Goody’s ® pain relievers, Clear Eyes® and TheraTears®  eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® and Luden’s ® sore throat treatments and drops, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, Boudreaux’s Butt Paste ® diaper rash ointments, Nix® lice treatment, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia.
Note Regarding Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “intends,” “expects,” “may,” and “will” (or the negative or other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include, without limitation, statements regarding the Company’s expectations regarding the offering of the notes and the redemption of the 2028 notes. These statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including general economic and business conditions. A discussion of other factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026 and other periodic reports filed with the Securities and Exchange Commission.
Investor Relations Contact
Phil Terpolilli, CFA, 914-524-6819
irinquiries@prestigebrands.com
Source: Prestige Consumer Healthcare Inc.

Source: Prestige Consumer Healthcare Inc.